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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91160 and 333-74842) of Lawson Software, Inc. of our report dated April 30, 2003, except for Notes 1 and 2 as to which the date is September 30, 2003, relating to the financial statements of Closedloop Solutions, Inc., which appears in the Current Report on Form 8-K/A of Lawson Software, Inc. dated December 11, 2003.

/s/ PricewaterhouseCoopers
San Jose, California December 10, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS